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                                                                   EXHIBIT 11(b)


           NATIONAL CONVENIENCE STORES INCORPORATED AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE



                                                                                        Six Months Ended
                                                                                           December 31,
                                                                                  -------------------------------
                                                                                      1994                1993
                                                                                  -----------         -----------

Primary Earnings Per Share

Net Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $2,761,000          $6,243,000
                                                                                   ==========          ==========

Average Common and Common Stock Equivalents:
   Average shares outstanding . . . . . . . . . . . . . . . . . . . . . . .         6,050,000           6,000,000

   Common stock equivalents - assumed exercise of options . . . . . . . . .                 -             271,000
                                                                                   ----------          ----------

      Average Common and Common Stock Equivalents . . . . . . . . . . . . .         6,050,000           6,271,000
                                                                                   ==========          ==========

Primary Earnings Per Share  . . . . . . . . . . . . . . . . . . . . . . . .        $     0.46          $     1.00
                                                                                   ==========          ==========



Fully Diluted Earnings Per Share

Net Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $2,761,000          $6,243,000
                                                                                   ==========          ==========

Average Common and Common Stock Equivalents:
   Average shares outstanding . . . . . . . . . . . . . . . . . . . . . . .         6,050,000           6,000,000

   Common stock equivalents - assumed exercise of options . . . . . . . . .                 -             318,000
                                                                                   ----------          ----------

      Average Common and Common Stock Equivalents . . . . . . . . . . . . .         6,050,000           6,318,000
                                                                                   ==========          ==========

Fully Diluted Earnings Per Share  . . . . . . . . . . . . . . . . . . . . .        $     0.46          $     0.99
                                                                                   ==========          ==========





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